Exhibit 28(i)(ii)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of the Gabelli 787 Fund, Inc. as filed with the Securities and Exchange Commission on or about June 30, 2017.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP

New York, New York

June 30, 2017